Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT


To the Holders of:
Corporate Backed Trust Certificates, Series 2001-14
*CUSIP:        21988G791


In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 30, 2004.

INTEREST ACCOUNT
----------------


Balance as of October 30, 2003.....                                       $0.00
         Scheduled Income received on securities.....             $1,794,750.00
         Unscheduled Income received on securities.....                   $0.00

LESS:
         Distribution to Holders......                           -$1,794,749.69
         Distribution to Depositor.....                                  -$0.00
         Distribution to Trustee.......                                  -$0.31
Balance as of April 30, 2004...........                                   $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of October 30, 2003.....                                       $0.00
         Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders..                                        -$0.00
Balance as of April 30, 2004.....                                         $0.00


                UNDERLYING SECURITIES HELD AS OF April 30, 2004

         Principal
          Amount                           Title of Security
         ---------                         -----------------

        $6,500,000      Georgia-Pacific Corporation 8.25% Debentures due
                        March 1, 2023
                        *CUSIP:  373298BJ6

        $35,400,000     Georgia-Pacific Corporation 8.625% Debentures due
                        April 30, 2025
                        *CUSIP:  373298BL1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.